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                                                                    EXHIBIT 23.5

                                 BINDER HAMLYN

                        CONSENT OF INDEPENDENT AUDITORS


                                                  ------------------------------
                                                  Andersen Worldwide

                                                  ------------------------------
                                                  20 Old Bailey
                                                  London EC4M 78H

        As independent auditors, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report, dated
26 March 1997, except for Notes 28 and 29 as to which the date is 24 March 1999, with respect to the financial statements of Airtech plc for the year ended
31 December 1996.


/s/ BINDER HAMLYN
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Binder Hamlyn
Chartered Accountants
London, England
29 February 2000